SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) October 1, 1997



                          Medic Computer Systems, Inc.
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             (Exact name of registrant as specified in its charter)



                                 North Carolina

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                (State or other jurisdiction of incorporation)


         0-20183                                    56-1306083

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   (Commission File Number)                    (IRS Employer ID Number)


8601 Six Forks Road, Raleigh, North Carolina            27615

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(Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code (919) 847-8102


                                       N/A

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       (Former name or former address, if changed since last report)


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Item 5.  Other Events.

         On October 1, 1997, the Registrant issued a press release stating (in part) as follows:


         Raleigh, N.C., October 1 -- Medic Computer Systems, Inc. (Nasdaq: MCSY), announced today that Misys, plc completed the second portion of the financing for its acquisition of Medic. Misys has raised approximately $534 million through a rights offering in the United Kingdom. The remainder of the funds needed to consummate the transaction had previously been committed pursuant to Misys's bank facilities. Under the terms of the definitive merger agreement, Medic shareholders would receive $35 per share for each share of Medic Common Stock, or an aggregate of approximately $923 million.

         The parties expect that the proposed transaction will be presented to Medic's shareholders in mid-November 1997. As previously indicated, the transaction remains subject to a number of other customary closing conditions, and there can be no assurance that the merger will occur by such time, or at all.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MEDIC COMPUTER SYSTEMS, INC.



Date: October 1, 1997                      /s/ Luanne L. Roth
                                           --------------------------------
                                           Luanne L. Roth,
                                           Vice President, Chief Financial
                                           Officer, Secretary and
                                           Treasurer (Principal Financial and
                                           Accounting Officer)